UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Schedule 14A Information (Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

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Immersion Corporation

(Name of Registrant as Specified In Its Charter)

n/a

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IMMERSION CORPORATION

SUPPLEMENT TO PROXY STATEMENT FOR
THE ANNUAL MEETING OF STOCKHOLDERS
To be held on March 30, 2023
March 17, 2023
Explanatory Note
On March 10, 2023, Immersion Corporation (the “Company”) filed a definitive proxy statement (the “Proxy Statement”) for its 2023 Annual Meeting of Stockholders (the “Annual Meeting”), to be held on Thursday March 30, 2023, at 10:00 a.m. Pacific Time at the offices of Pillsbury Winthrop Shaw Pittman LLP located at 2550 Hanover Street, Palo Alto, California 94304. This supplement (this “Supplement”) to the Proxy Statement amends and supplements the Proxy Statement as filed and should be read in conjunction with the Proxy Statement.
The purpose of this Supplement is to provide updated information about the compensation of our President and Chief Executive Officer, current director and director nominee, Eric Singer. Our stockholders are being asked to elect five (5) directors to hold office for the applicable term and until their successor is elected under Proposal 1 of the Proxy Statement, and to approve, on an advisory basis, the compensation of our named executive officers under Proposal 3 of our Proxy Statement. Mr. Singer is one of our nominees for election as a director at the Annual Meeting and is a named executive officer whose compensation is included in the Proxy Statement.
Background and Proxy Statement Revisions
After the release of the Proxy Statement, the Company determined that the December 29, 2022 grant to Mr. Singer of an RSU to acquire 400,000 shares of our common stock under our equity plan, with a vesting start date of January 3, 2023 (his start date as our CEO) and a three year annual vesting schedule (the “CEO Award”) when added to the other equity awards granted to Mr. Singer in 2022, exceeded the limit in our 2021 Equity Incentive Plan on the number of shares underlying awards that may be granted in a calendar year to an individual by 49,002 shares (the “Excess RSUs”). Accordingly, our Compensation Committee determined that the Excess RSUs were void under the terms of the plan and were cancelled effective as of March 11, 2023 and deducted from the first vesting tranche under the CEO Award that is scheduled to vest on January 3, 2024, subject to Mr. Singer’s continued service with us through such date. In consideration for such forfeiture, our Compensation Committee elected to pay to Mr. Singer a cash bonus of $374,375.28, subject to applicable withholding, which represents the Excess RSUs multiplied by $7.64, the closing price of the Company’s common stock on March 10, 2023 (the “Excess RSU Cash Payment”), which he will be required to repay on a prorated basis if he voluntarily resigns or is terminated for cause on or before January 3, 2024.
As a result of this change, this Supplement supplements and updates the disclosures in the Proxy Statement as follows:
•Under “Compensation Discussion and Analysis – Introduction and Overview – Leadership Transition” the fifth paragraph thereof is deleted in its entirety and replaced with the following:
“In connection with the appointment of Mr. Singer as our President and Chief Executive Officer, we entered into an offer letter with Mr. Singer pursuant to which Mr. Singer will receive a starting annualized base salary of $795,000, retroactive to October 1, 2022. Additionally, Mr. Singer received a signing bonus of $100,000, which he will be required to pay back on a pro rata basis if he voluntarily resigns or is terminated for cause on or before the first anniversary of January 3, 2023. Mr. Singer will continue to be eligible to receive an annual cash bonus pursuant to our executive bonus plan, which for 2023 will be targeted at 100% of his base salary, with the actual amount of the bonus based on the achievement of performance metrics established by our Compensation Committee. Mr. Singer continued to be eligible to receive his existing 2022 bonus under the 2022 Bonus Plan based on his service as Executive Chairman. In addition, on December 29, 2022, Mr. Singer was originally granted RSUs to acquire 400,000 shares of our common stock under our equity plan, with a vesting start date of January 3, 2023 (his start date as our CEO), and a three-year annual vesting schedule (the “CEO Award”). While he serves on our Board, he will also remain eligible to receive an RSA at each annual stockholder meeting with the same grant date value and subject to the same vesting and other terms as other directors.
The Company subsequently determined that the CEO Award, when added to the other equity awards granted to Mr. Singer in 2022, exceeded the limit in our 2021 Equity Incentive Plan on the number of shares under awards that may be granted in a calendar year to an individual by 49,002 shares (the “Excess RSUs”). Accordingly, our Compensation Committee determined that the Excess RSUs were void under the terms of the plan and were cancelled effective as of March 11, 2023 and deducted from the first vesting tranche under the CEO Award that is scheduled to vest on January 3, 2024 subject to Mr. Singer’s continued service with us through such date. In consideration for such forfeiture, our Compensation Committee elected to pay to Mr. Singer a cash bonus of $374,375.28, subject to applicable withholding, which represents the Excess RSUs multiplied by $7.64, the closing price of the Company’s common stock on March 10, 2023 (the “Excess RSU Cash Payment”), which he will be required to repay on a prorated basis if he voluntarily resigns or is terminated for cause on or before January 3, 2024.
In connection with this matter, our Compensation Committee directed the Company’s management to conduct an internal audit to confirm no other violations of the terms of the 2021 Equity Incentive Plan had occurred in connection with outstanding equity awards, and no violations were found. In addition, the Company’s management has implemented additional internal controls regarding equity grants, including a documented approval process to ensure plan limits would be carefully tracked going forward.”
•Under “Executive Compensation – 2022 Summary Compensation Table” a new footnote 6 shall be added and the previous footnote 6 shall become footnote 7, and the headings for that table, and the rows for each of Mr. Singer and William Martin, Chief Strategy Officer, shall be deleted in their entirety and replaced as indicated below to reflect the revised footnote numbering:

Name and Principal Position	Fiscal Year	Salary ($)	Bonus(1) ($)		Stock Awards (2) $		Option Awards (2) $	Non-Equity Incentive Plan Compensation (1) ($)		All Other Compensation ($)	Total ($)(3)
Eric Singer(4) Executive Chairman	2022	553,100	276,222		5,552,997	(6)	—	552,443		—	6,934,762
	2021	286,758	500,000		—		—	—		—	786,758
William Martin Chief Strategy Officer	2022	350,000	175,000	(7)	2,772,907		—	350,000	(7)	—	3,647,907

(6)Includes the grant date fair value of RSUs covering 49,002 shares of our common stock that were subsequently forfeited by Mr. Singer in 2023, as discussed above under “Compensation Discussion and Analysis—Introduction and Overview—Leadership Transition.”
(7)Mr. Martin elected to receive his annual bonus in the form of shares of our common stock. 44,301 shares of our common stock were issued to Mr. Martin in lieu of bonus earned during 2022.
•Under “Executive Compensation – Outstanding Equity Awards at December 31, 2022” a new footnote 8 shall be added and the previous footnote 8 shall become footnote 9, and the rows for each of Mr. Singer and William Martin, Chief Strategy Officer, shall be deleted in their entirety and replaced as indicated below to reflect the revised footnote numbering:

		Number of Securities Underlying Unexercised Options		Option Exercise Price ($/sh)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)		Market Value of Shares or Units of Stock that Have Not Vested(3) ($)
	Grant Date	Exerciseable (#)	Unexerci seable (#)
Eric Singer	1/27/2022					225,000	(6)	$1,581,750
	1/27/2022					300,000	(7)	$2,109,000
	12/29/2022					400,000	(6)(8)	$2,812,000
	5/23/2022					22,851	(9)	$160,643
William Martin	1/27/2022					225,000	(6)	$1,581,750
	1/27/2022					300,000	(7)	$2,109,000
	5/23/2022					22,851	(9)	$160,643

(8)Includes RSUs covering 49,002 shares of our common stock that were subsequently forfeited by Mr. Singer in 2023, as discussed above under “Compensation Discussion and Analysis—Introduction and Overview—Leadership Transition.”
(9)The amounts in this column represent the aggregate grant date fair value of the awards, computed in accordance with FASB ASC Topic 718. See Note 6 of the notes to our consolidated financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2022 for a discussion of our assumptions in determining the FASB ASC Topic 718 values.
Proxy Voting
If you have not already voted, you are urged to vote by proxy as soon as possible as instructed in the Proxy Statement. If you have already voted, you do not need to take any action unless you want to change your vote. If you previously voted “FOR” the election of Mr. Singer pursuant to Proposal 1, and “FOR” the advisory vote to approve the compensation of our named executive officers pursuant to Proposal 3, your vote will be counted “FOR” each such proposal unless you change or revoke your vote. If you desire to change or revoke your vote, you may do so by (1) giving written notice of revocation to the Corporate Secretary at any time before the Annual Meeting; (2) voting again by telephone or over the Internet prior to 11:59 p.m. Eastern Time on March 29, 2023; (3) submitting a later-dated vote or another properly executed proxy of a later date prior to the Annual Meeting or (4) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). For those stockholders who submit a proxy by telephone or the Internet, the date on which the proxy is submitted in accordance with the instructions listed on the proxy card is deemed to be the date of the proxy. Any written notice of revocation or subsequent proxy should be sent to our Corporate Secretary at Immersion Corporation, P.O. Box 640504, San Jose, California 95164.
The Board continues to recommend a vote “FOR” the election of Mr. Singer pursuant to Proposal 1, and “FOR” the advisory vote to approve the compensation of our named executive officers pursuant to Proposal 3.
Important Information
In connection with the solicitation of proxies, the Company filed the Proxy Statement on March 2, 2023 with the U.S. Securities and Exchange Commission (the “SEC”). Stockholders can access the Proxy Statement and other proxy materials and vote at www.envisionreports.com/

IMMR. THE COMPANY’S STOCKHOLDERS ARE STRONGLY ADVISED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT SOLICITATION MATERIALS FILED BY THE COMPANY WITH THE SEC BEFORE MAKING ANY VOTING OR INVESTMENT DECISION BECAUSE THESE DOCUMENTS CONTAIN IMPORTANT INFORMATION. In addition, the Company files annual, quarterly and current reports with the SEC. These reports can be obtained free of charge at the SEC’s web site at www.sec.gov or from the Company’s website at https://ir.immersion.com.